UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 13, 2006

MOLECULAR IMAGING CORPORATION

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-27725	11-2787966
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

9530 Towne Centre Drive, Suite #120

San Diego, California 92121

(Address of principal executive offices)

(858) 642-0032

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In connection with the closing of the transaction with UCSD reported in Item 2.01 below, the Company and Siemens Medical Solutions USA, Inc. entered into a Sublease Termination Agreement. Under the terms of the agreement, effective as of October 13, 2006, the parties agreed to terminate the Agreement of Sub-Lease dated February 24, 2006 relating to a portion of the premises located at 11388 Sorrento Valley Road in San Diego, California (the “Sorrento Valley Center”) which was subleased by the Company. The monthly rental payment for the premises was approximately $14,000.

As reported in Item 2.01 below, in connection with the transaction with UCSD, PET LLC and UCSD agreed to terminate the Equipment Sublease Agreement and Professional Services Agreement dated August 15, 2003 relating to the operation of the Sorrento Valley Center.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Company, Molecular Imaging Sorrento Valley LLC (“PET LLC”), and The Regents of the University of California (“UCSD”) entered into an Asset Purchase Agreement pursuant to which, effective as of October 13, 2006, PET LLC transferred to UCSD the PET scanner and related operations located at the Sorrento Valley Center. PET LLC is a wholly-owned subsidiary of the Company. The assets transferred include PET LLC’s sublease interest in the CTI HR+ PET Scanner; all related imaging equipment and tenant improvements; certain business and financial records; and all assignable customer contracts and related goodwill. The consideration to PET LLC for the assets includes the cancellation of all amounts owed by PET LLC to UCSD under the Equipment Sublease Agreement and Professional Services Agreement dated August 15, 2003, and/or any other amounts owed by PET LLC to UCSD related the Sorrento Valley Center; the right of PET LLC to retain all collected accounts receivable for PET scans performed prior to the closing date; and UCSD’s obligation to make a contingent payment in the event certain revenue milestones are achieved after the closing. The Asset Purchase Agreement also grants the Company the right of first offer with respect to certain PET or PET/CT imaging services which may be offered by UCSD in San Diego County, California, for a period of three years following the closing date. As part of the transaction, the parties agreed to terminate the Equipment Sublease Agreement and Professional Services Agreement dated August 15, 2003.

ITEM 9.01	EXHIBITS

Exhibit Number	Description

10.78	Sublease Termination Agreement with Siemens Medical Solutions USA, Inc

10.79	Asset Purchase Agreement with Molecular Imaging Sorrento Valley LLC and The Regents of the University of California

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOLECULAR IMAGING CORPORATION

Dated: October 19, 2006	By:	/s/ Kenneth C. Frederick
Kenneth C. Frederick
Chief Executive Officer